Exhibit 99.1

China New Media Announces Second Quarter Fiscal 2010 Financial Results

▪	Second Quarter Revenue Increased by 89%
▪	Net Income Increased by 39% Year-over-year
▪	Net cash provided by operating activities increased 975% to $4.2 million over $0.39 million in the six-month periods ended December 31, 2009 and 2008, respectively.
▪	Cash balance at the end of the second quarter was $3.1 million, an increase of 1,990% over their cash balance at the end of their FY2009.

DALIAN, China, Feb. 18, 2010 – (GLOBE NEWSWIRE) – China New Media Corporation (OTCBB: CMDI), a fast-growing advertising company operating the largest outdoor media network in Dalian, China, today announced unaudited financial results for its second fiscal quarter ended December 31, 2009.

“We are very pleased by our second quarter revenue results, which are the result of the rapid expansion of our advertising network, including 50 installations of our innovative ‘City Navigator’ displays in 50 sites across Dalian urban area,” said James Wang, Chief Executive Officer of China New Media. “We generated significant positive cash flow in the second quarter while reducing cash expenses; and the number of our clients has increased from 562 to 1,480 during the past six months. Building upon wireless and large-screen LED technologies, we expect to see continued strong growth on the demand for advertising space in the rapidly developing cities around the Bohai Economic Rim, including Beijing, where we are positioning. We intend to aggressively expand our media platform by launching City Navigator Networks in our target cities of Tianjin, Qingdao and Shanghai, to create our own cross-region advertising network and enhance our advertising distribution capacity. As we expand, we remain steadfastly committed to providing the highest quality of advertising services to our clients.”

FINANCIAL HIGHLIGHTS

▪	Total revenues grew 89% year-over-year to $3.97 million in the three-month period ended December 31, 2009.

▪	Net income for the second quarter grew to $1.13 million or $0.04 per basic and diluted share, representing a 38.6% growth over the same period of last year.

▪	Net cash provided by operating activities increased 975% to $4.2 million over $0.39 million in the six-month periods ended December 31, 2009 and 2008, respectively.

▪	The Company’s cash balance at the end of the second quarter was $3.1 million, an increase of 1,990% over their cash balance at the end of their FY2009.

SECOND QUARTER RESULTS

For the three months ended December 31, 2009, net revenues increased to $3.97 million as compared to revenues of $2.10 million during the six months ended December 31, 2008, an increase of $1.86 million, or 88.6%. The increase was a result of increased and expanded sales to the existing and new customers in 2009. The Company expanded the scope of the advertising network rapidly, landed some more desirable locations in Dalian, created new advertising media platforms, and continued efforts to expand its client base.

During the three months ended December 31, 2009, cost of revenue was $1.7 million, as compared to cost of revenue of $862,840 during the three months ended December 31, 2008, an increase of $836,006, or 96.89%.  The increase in cost of revenue was caused by the cost increase in V-Media Engineering & Design Co. and Shenyang District.

Selling, general and administrative expenses, totaled $698,147 during the three months ended December 31, 2009 as compared to $340,722 for the three months ended December 31, 2008. The increase in selling, general and administrative expense was mainly attributed to increase in payroll, depreciation expenses, administrative costs and various fees associated with the Company’s efforts to go public in the U.S. capital market.

Net income attributable to the Company increased to $1.13 million for the three months ended December 31, 2009, as compared with $817,762 during the three months ended December 31, 2008, an increase of 38.6%. The increase in net income was mainly attributed to the Company’s increased revenue and improvements in cost-control efforts.

SIX MONTHS RESULTS

Revenues from the sale of outdoor advertising on our advertising network in the Dalian and Shenyang Districts are generated in the following categories:  (1) Street Fixture and Display Network, (2) City Transit System Display Network, (3) Outdoor Billboards, (4) City Navigator, (5) Other service income including construction and design services.

During the six months ended December 31, 2009, revenues increased to $7.13 million, as compared with $4.21 million during the six months ended December 31, 2008, an increase of approximately $2.93 million, or 69.54%, due to increased and expanded sales to existing and new customers in 2009. Six-month revenues for the Dalian District totaled $6.87 million, or 96% of total revenue, and six-month revenues for the Shenyang District totaled $259,365. The Company’s advertising network has been expanded quickly. In addition, the Company has obtained more desirable locations in Dalian for advertisements, created new media platforms and continued its efforts to expand its client base.

During the six months ended December 31, 2009, cost of revenue was $2.89 million, as compared with cost of revenue of $1.73 million, an increase of approximately $1.17 million, or 67.51%, reflecting the increase in revenues. The gross profit rose to $4.24 million in the six months ended December 31, 2009 compared with $2.48 million during the six months ended December 31, 2008.  The major reasons for the dramatic increase of gross profit from 2008 to 2009 are as follows:  (1) Increased usage of advertising space as the Company has secured more popular locations and has raised more brand awareness among its customers; (2) the realization of more profits on some of the Company’s new advertising channels, such as large-screen LED billboards, due to lower maintenance costs and higher fees charged.

Operating expenses were $1.3 million for the six months ended December 31, 2009, compared with $681,713 for the six months ended December 31, 2008, an increase of $597,703, or approximately 87.68%. The increase in operating expenses reflects the increased salary expense, depreciation expense and other administrative expense and various fees associated with the Company’s efforts to go public in the U.S. capital market.

As a result of the factors described above, net income attributable to the Company increased to $2.04 million for the six months ended December 31, 2009, compared with $1.64 million for the six months ended December 31, 2008. The increase in net income was mainly attributed to an increase in revenue and company efforts to control costs.

Also, as a result of a currency translation adjustment gain, comprehensive income was $2.04 million for the six months ended December 31, 2009, compared with $1.64 million for the six months ended December 31, 2008. The change is due to the significant currency exchange fluctuation.

Presently, the Company’s principal sources of liquidity were generated from its operations and through bank loans. As of December 31, 2009, although the Company had a working capital deficit of $2.54 million as compared to a working capital deficit of $3.97 million as of June 30, 2009, it was still able to generate $2.04 million of net income attributable to the Company. Its operations have produced a positive cash flow of $4.17 million for the six months ended December 31, 2009, as compared to a positive operating cash flow of $387,456 for the same period ended December 31, 2008. This increase was mainly composed of the significant increase in our net income and increased advances from customers.

Cash used in investing activities was $4.64 million for the six months ended December 31, 2009 as compared to $1.36 million for the six months ended December 31, 2008. The Company has invested heavily in building our infrastructures, including spending on purchase and installation of its new products, City Navigator and Mega-screen LEDs.

For the six months ended December 31, 2009, the Company financed a total amount of $3.41 million through the bank loans and capital contributions, as compared to $1.02 million provided by financing activities for the six months ended December 31, 2008. The increase in cash provided by financing activities is due to increased capital contributions.

RECENT DEVELOPMENTS

On December 9, 2009, Dalian Vastitude Media Group Co., Ltd. (“V-Media”) went public through a reverse merger with Golden Key International, Inc. (OTCBB: GKYI) whose name was changed to China New Media Corp. in conjunction with the merger. Also in conjunction with the merger, Guojun “James” Wang, formerly Chairman of V-Media, was elected to serve as Chief Executive Officer of the Company; Ming Ma, formerly President of V-Media, was appointed as President of the Company; and Hongwen Liu, formerly Chief Financial Officer of V-Media, was appointed as Chief Financial Officer of the Company.

The Company’s trading symbol was changed to “CMDI” on December 28, 2009.

BUSINESS OUTLOOK

Dalian Vastitude Media Group Co., Ltd. (“V-Media”), now known as China New Media Corp., is a fast-growing outdoor media company in China. Through the contractual arrangements between V-Media and its subsidiaries and Dalian Guo-Heng Management and Consultation Co., Ltd., a consolidated affiliate entity of the Company, China New Media operates one of the largest outdoor advertising networks in northeast China with strong market presence in Dalian and Shenyang, the two most popular commercial cities in Northeast China.

China New Media provides clients with advertising opportunities through a diverse media platform which includes three major proprietary channels:  (1) Street Fixture and Display Network, which includes bus and taxi shelters; (2) Mobile advertisement displayed on mass city transit systems, which includes displays on city buses and metro-trains; and (3) Billboard displays along city streets and highways.

The Company has experienced sustainable business growth in the recent years as a result of the commercial launch of its outdoor advertising network. The number of bus and taxi shelters on which the Company operates and carries advertisements increased from 579 as of June 30, 2009 to 604 as of December 31, 2009.  For the same period, the number of buses that carry its mobile advertisements increased from 330 to 337; the number of mobile displays through Dalian metro-trains increased from 16 to 28. The Company also added three mega-screen (approximately 1,076 square feet to 6,674 square feet) LED billboards and three metal billboards in downtown business districts, which increased advertising space and time slots in its outdoor billboard network sixfold.

All amounts herein are expressed in U.S. dollars. This notice is qualified in its entirety by reference to the company's financial statements and accompanying management discussion and analysis, which are accessible on the SEC’s website at www.sec.gov.

About China New Media Corp.

Founded in September 2000, Dalian Vastitude Media Group Co., Ltd., now known as China New Media Corp., is headquartered in Dalian, the commercial center of Northeastern China. The company owns and operates the city’s largest outdoor media network encompassing over 600 bus shelters furnished with billboards and displays; 130 taxi stops with displays; and 13 large-size billboards, including 3 large-size LED displays at major traffic conjunctions. The company also furnishes more than 400 buses with advertising posters and 28 metro-trains throughout Dalian Metro Lines. China New Media provides comprehensive adverting services from art design to ad publishing, from daily maintenance to technical upgrading. Launched in Dalian in 2009, China New Media’s proprietary LED multimedia display network, City Navigator®, is the country’s first web-based outdoor advertising network.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements", including statements regarding the Company's ability to meet its obligations under its various contracts; the timeliness of payments and other economic benefits the Company expects to receive under such contracts; and the Company's ability to maintain its customer relationships and to maintain its ability to pursue its commercial objectives. In addition, the Company’s operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe such as risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

-- Financial tables follow --

CHINA NEW MEDIA CORP.
(FORMERLY GOLDEN KEY INTERNATIONAL INC.)
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN US DOLLARS)

	December 31,	June 30,
	2009	2009
	(Unaudited)
ASSETS

Current assets
Cash & cash equivalents	$3,080,607	$147,366
Restricted cash	65,915	-
Accounts receivable, net of allowance for bad debt of
$62,217and $62,183, respectively	2,887,875	3,026,031
Advance to suppliers	2,835,937	1,732,640
Other assets	147,314	55,958
Total current assets	9,017,648	4,961,995

Property, plant and equipment, net	11,455,643	7,847,350

Other assets
Security deposits	665,183	672,145
Intangible asset, net	28,972	33,843
Deferred charges	1,008,523	1,237,465
Advance payment for investment	647,577	-
Total other assets	2,350,255	1,943,453

Total Assets	$22,823,546	$14,752,798

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Short term loans	$3,193,194	$2,898,682
Bank acceptance notes payable	65,915	-
Long term loan-current	585,907	585,592
Accounts payable	738,150	825,325
Deferred revenues	4,889,297	3,265,245
Taxes payable	1,707,938	819,150
Accrued expenses and other payables	70,032	73,497
Due to stockholders	314,858	468,824
Total current liabilities	11,565,291	8,936,315

Long term loans	878,861	1,171,185

Total Liabilities	12,444,152	10,107,500

Stockholders' equity
Series A Preferred Stock, $0.0001 par value, 20,000,000 shares authorized,
1,000,000 shares issued and outstanding as of December 31, 2009
and June 30, 2009, respectively	100	100
Common stock, $0.0001 Par value; 80,000,000 shares authorized;
27,500,701 and 26,398,634 shares issued and outstanding at
December 31, 2009 and June 30, 2009, respectively	2,750	2,640
Subscription receivable	(500,000)	(500,000)
Additional paid-in-capital	6,621,076	3,121,187
Accumulated other comprehensive income	36,066	33,115
Retained earnings	3,677,898	1,636,850
Total stockholders' equity	9,837,890	4,293,891
Noncontrolling interest	541,504	351,407
Total stockholders' equity	10,379,394	4,645,298

Total Liabilities and Stockholders' Equity	$22,823,546	$14,752,798

CHINA NEW MEDIA CORP.
(FORMERLY GOLDEN KEY INTERNATIONAL INC.)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN US DOLLARS)
(UNAUDITED)

	For the six months ended December 31,		For the three months ended December 31,
	2009	2008	2009	2008

Revenues	$7,133,365	$4,207,510	$3,966,032	$2,102,922

Cost of revenue	(2,891,813)	(1,726,364)	(1,698,846)	(862,840)

Gross profit	4,241,552	2,481,146	2,267,187	1,240,082

Selling, general and administrative expenses	(1,279,416)	(681,713)	(698,147)	(340,722)

Income from operations	2,962,136	1,799,433	1,569,039	899,360

Non-operating income (expenses):
Interest income	8,290	563	512	281
Interest expense	(81,444)	(130,420)	(12,085)	(65,184)
Other income	94,166	-	94,166	-
Other expenses	(379)	(4,222)	11,895	(2,109)

Total non-operating income (expenses)	20,633	(134,079)	94,487	(67,012)

Income before income taxes	2,982,769	1,665,354	1,663,527	832,348

Provision for income taxes	751,872	17,221	422,062	8,607

Net income	2,230,897	1,648,133	1,241,465	823,741
Less: net income attribute to the noncontrolling interest	189,849	11,962	107,982	5,979

Net income attributable to China New Media Corp.	2,041,048	1,636,171	1,133,482	817,762

Other comprehensive income
Foreign currency translation gain (loss)	2,951	4,303	(396)	2,151

Comprehensive income	$2,043,999	$1,640,474	$1,133,086	$819,913

Earnings per share
Basic	0.08	0.06	0.04	0.03
Diluted	0.08	0.06	0.04	0.03

Weighted average number of shares	26,524,413	26,398,634	26,650,193	26,398,634
Basic	26,919,593	26,398,634	27,440,552	26,398,634
Diluted

CHINA NEW MEDIA CORP
(FORMERLY GOLDEN KEY INTERNATIONAL INC.)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN US DOLLARS)
(UNAUDITED)

	For the six months ended December 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,230,897	$1,648,133
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	400,951	321,860
Changes in operating assets and liabilities
Accounts receivable	139,739	58,310
Restricted cash	(65,894)	65,802
Other assets	(91,299)	33,766
Security deposit	7,322	-
Advance to suppliers	(1,102,223)	(1,020,980)
Deferred charges	229,535	174,206
Accounts payable	(87,591)	(167,631)
Deferred revenues	1,621,793	(952,054)
Taxes payable	888,071	223,661
Accrued expenses and other payables	(3,503)	2,386

Net cash provided by operating activities	4,167,798	387,457

CASH FLOWS FROM INVESTING ACTIVITIES:
Advance payment for investment	(647,375)	-
Acquisition of property, plant & equipment	(3,999,017)	(1,357,780)

Net cash used in investing activities	(4,646,392)	(1,357,780)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from capital contributions	3,500,000	875,518
Net proceeds from short-term bank loans	292,862	438,686
Net Proceeds from bank acceptance notes payable	65,894	-
Repayments of bank acceptance notes payable	-	(292,457)
Repayments of shareholder loan	(154,171)	-
Repayments of long-term bank loans	(292,862)	(819)

Net cash provided by financing activities	3,411,723	1,020,928

EFFECT OF EXCHANGE RATE CHANGE ON
CASH & CASH EQUIVALENTS	112	1,858

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	2,933,241	52,464

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	147,366	142,665

CASH & CASH EQUIVALENTS, END OF PERIOD	$3,080,607	$195,129

SUPPLEMENTAL CASH FLOW DISCLOSURE
Income taxes paid	$73,625	$55,696
Interest paid	$319,425	$136,991

This information is intended to be reviewed in conjunction with the Company’s filings with the Securities and Exchange Commission.

Investor Relations Contact:

Dave Gentry
RedChip Companies, Inc.
1-800-733-2447, Ext. 104

Or, Jon Cunningham
RedChip Companies, Inc.
1-800-733-2447, Ext. 107
info@redchip.com
http://www.redchip.com

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SOURCE:  China New Media Corp.